UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 S. Hewitt Street, Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

As previously reported by OriginClear, Inc. (the “Company”), the Company has commenced an offering (the “Private Placement”) under Regulation 506c of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company shall sell units of its securities (the “Units”) with each Unit consisting of (i) one restricted share of its common stock, (ii) a Class A Warrant to purchase one share of its common stock, (iii) a Class B Warrant to purchase one share of its common stock, (iv) a Class C Warrant to purchase one share of its common stock and (v) a Class D Warrant to purchase one share of its common stock to qualified investors. The securities offered in the Private Placement will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On November 20, 2017, the Company sold, in the Private Placement, an aggregate of 582,000 Units of its securities to accredited investors for an aggregate consideration of $14,550.

The securities referenced above were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506(c) of Regulation D promulgated under the Securities Act.

Consultant Issuances

On November 30, 2017, the Company issued to consultants an aggregate of 624,726 shares of the Company’s common stock in lieu of cash considerations.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Conversion of Notes

On November 16, 2017, holders of convertible promissory notes converted an aggregate amount of $65,808 worth of principal and interest into an aggregate of 4,301,191 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Make Good Issuances

In connection with certain one-time make good agreements, on November 30, 2017, the Company issued an aggregate of 392,494 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 5.03 Amendments to Articles of Incorporation; Change in Fiscal year

On December 1, 2017, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to effectuate an increase to the number of authorized shares of common stock of the Company. Pursuant to the Certificate of Amendment, the Company increased the number of authorized shares of its common stock to 900,000,000 from 300,000,000. The number of authorized shares of all series of its preferred stock remains at 750,000. As a result of the increase of authorized shares of its common stock, the aggregate number of the Company’s authorized shares is 900,750,000. The Certificate of Amendment became effective upon filing with the State of Nevada on December 1, 2017. The increase in the number of authorized shares does not affect the shares of the Company’s stock issued and outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, as filed with the Secretary of State of the State of Nevada, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

December 6, 2017	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

3